National Energy Group, Inc.
Management Incentive Plan
I.	PURPOSE

The National Energy Group, Inc. Management Incentive Plan has been established to provide additional compensation to Participants for their contribution to the achievement of the objectives of the Company, encouraging and stimulating superior performance by such personnel, and assisting in attracting and retaining highly qualified key employees.
II.	DEFINITIONS
A.	“Base Salary” equals the base annual salary effective December 31st for which the award is calculated.

B.	“Board of Directors” means the Board of Directors for National Energy Group, Inc.

C.	“Company” means National Energy Group, Inc. and its subsidiaries and its successors and assigns.

D.	“Fiscal Year” means the Company’s Fiscal Year beginning January 1 and ending the last day of December.

E.	“Plan” means the National Energy Group, Inc. Management Incentive Plan, as from time to time amended.

F.	“Chief Executive Officer” means the Chief Executive Officer of National Energy Group, Inc.

G.	“Financial Targets” are the financial goal(s) of the Company identified in exhibit B as applied to Participants in the position levels outlined in Exhibit C.

H.	“Personal Goals” refer to the personal goals and objectives set by each Participant and his/her supervisor prior to April 1st of each Fiscal Year, against which performance is measured under Section V below.

I.	“Change in Control” means the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person, other than Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.
For purposes of the definition of Change in Control, the following capitalized terms will have the following meaning:
   “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
   “Control” and “Controlled” means the right, power or ability of one Person, whether or not exercised, to direct or influence the management, policies or decisions of another person.
   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.
   “Person” means any individual, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.
   “Related Parties” means: (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn; (2) any estate of Carl Icahn or of any person under clause (1); (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest; (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clauses (1), (2), or (3) to the extent of such interest; (5) any corporation, partnership, limited liability Partnership, trust, or similar entity, directly or indirectly owned or controlled by Carl Icahn or any other person or persons identified in clauses (1), (2), (3) or (4) and (6) any not-for-profit entity not subject to taxation pursuant to Section 501(c)(3) of the Internal Revenue Code or any successor provision to which Carl Icahn or any person identified in clauses (1), (2), or (3) above contributes his beneficial interest in the Company or to which such beneficial interest passes pursuant to such person’s will.
   “Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.
J.	Reserve Replacement” shall be deemed to mean total capital expenditures for drilling and exploration for the Plan year divided by a finding cost target, compared to the reserve additions for the Plan year. Reserve additions shall be calculated as the sum of extensions, discoveries and revisions, plus any PUDs moved to the PDNP and/or PDP, in addition to any PDNP’s moved to PDP. The finding cost target shall be determined annually, together with the other Financial Targets for each Plan year.

III.	EMPLOYEES COVERED BY THIS PLAN

Those employees whose position levels are listed on Exhibit C (each a “Participant”) shall be eligible to participate in this Plan.

IV.	FINANCIAL AWARD

A Participant in the Plan shall be entitled to a Financial Award computed as the product of:

Participants Base Salary ×	Bonus as a % of salary (Determined by Performance as a % of target) ×	Individual Performance Rating on a percentage scale of 0 -100%	= Participants Financial Award

A.	“Participant’s Base Salary” shall be the salary as defined in Section II-A in effect during applicable period.

B.	“Bonus as % of Salary” shall be as set forth in Exhibit A, Table I based upon position level of each Participant.

C.	“Performance as a % of Target” shall be determined in accordance with the schedule set forth in Exhibit A, Table II based on the attainment of the Company’s financial target as identified in Exhibit B for the applicable period and as measured in performance percentages by target for Participants in the position levels outlined per Exhibit C.

D.	“Individual Performance Rating” shall be based on an individual performance evaluation in accordance with Section V below.

E.	“Participant’s Financial Award” shall be the total bonus amount that includes both a cash award and a banked bonus award.

F.	“Cash Award” refers to the Participant Financial Award amount disbursed in the form of a cash payment. Each Position Level has a minimum and a maximum cash disbursement award limit as indicated in Exhibit A, Table II. Cash Awards will be distributed as applicable by April 15th of the year following the year for which the award is payable.

G.	“Banked Bonus Award” refers to the portion of the Participant Financial Award that is paid out over a period of four (4) years, as it vests. Vesting rights will begin at the end of the first (1st) year with 25% vesting at the end of that year and each subsequent year up to a 100% vesting after four (4) years. Each Position Level has a minimum and a maximum banked bonus award limit as indicated in Exhibit A, Table II. Vested Banked Awards will be paid at the same time as the current year Cash Award payment.
If a Participant was in more than one management level during a Fiscal Year, a separate computation shall be made for each level applicable to the Participant during such Fiscal Year; the sum of the separate computations shall be the Participant’s Financial Award.
V.	PERSONAL PERFORMANCE RATING

Personal goals for each Participant are to be developed jointly by the Participant and his/her supervisor for the Fiscal Year. Attainment of such goals and other performance criteria, both quantifiable and non-quantifiable, may be used to arrive at an overall individual performance rating from 0% to 100%. Such criteria shall be applied consistently to Participants with similar duties pursuant to an evaluation process to be reviewed and approved by the Chief Executive Officer and the Vice President, General Counsel. Criteria that may be weighed in arriving at an individual performance rating include, without limitation:
•	Achievement of income goals by business unit

•	Development of subordinates

•	Successful development of new products/processes

•	Improvement in products or production

•	Attainment of self-development objectives

•	Control or reduction of operating expenses by business unit

•	Safety record of Facility or Facilities
The supervisor will assign a Personal Performance %, from 0% to 100%, reflecting the Participant’s performance during such Fiscal

Year. The Personal Performance % recommendation of the supervisor shall be reviewed by the department executive, who shall recommend an appropriate Personal Performance % to the Chief Executive Officer who shall approve the final Personal Performance % for each Participant. Personal Performance recommendations are due to the Chief Executive Officer prior to March 15th of the year following the fiscal year for which the performance is being measured. The Chief Executive Officer reserves the right, in his sole discretion, to accept the Personal Performance % recommendation for each Participant or to modify any Personal Performance % for any Participant to achieve such dispersion of performance ratings as the Chief Executive Office deems appropriate. Notwithstanding the previous sentence, in no event may a Participant’s Individual Performance Factor be modified upward or downward by more than 50%.
VI.	DEFERRED COMPENSATION OR BANKED BONUS AWARD

The deferred, or banked part of a Participant’s Financial Award is calculated as a function of Company Financial Performance as outlined in Exhibit A, Tables I and II. The participants’ Banked Bonus Award begins to vest at the end of the first (1st) year after the original Banked Bonus Award is made. By way of example, banked amounts will be 25% vested after one (1) year, 50% vested after two (2) years, 75% vested after three (3) years, and 100% fully vested at the end of the fourth (4th) year, at the same time and under the same guidelines as the then current cash portion of the Plan.

The Banked Bonus Award portion of a Participant’s Award accumulates investment growth, compounded annually at the same rate as the guaranteed investment vehicle used within the Company’s 401k Plan for that Fiscal Year.

VII.	The financial performance measures, targets and payout ranges used for incentive purposes shall be approved by the Chief Executive Officer and the Board of Directors. The performance measures, targets and payout ranges are defined in Exhibit A and B.

VIII.	PARTICIPANT BONUS COMPOSITION

The composition of the bonuses are established at the executive level and communicated individually to each Participant.

IX.	COMPUTATION AND DISBURSEMENT OF FUNDS

As soon as practicable after the close of the Fiscal Year, but no later than March 15th, the Executive of each department will recommend a Personal Performance % for each Participant in his/her department to the Chief Executive Officer. In addition, the Chief Financial Officer of the Company shall calculate the financial performance measure and the proposed payout under the Plan based upon the Chief Executive Officer’s determination of each Participant’s Personal Performance % and the achievement of the financial performance measure. The proposed payout shall be presented to the Chief Executive Officer and the Board of Directors for final approval. Once approved, payment of the Financial Awards shall be made as soon as practicable after the completion of the annual audit but no later than April 15th.

Notwithstanding anything to the contrary, the Company may, at its election, accelerate the vesting of and cause the payment of all Banked Bonus Award amounts with respect to any particular Participant: (1) in the event such participant retires on or after obtainment of the then current federal retirement age; or (2) immediately prior to a Company Change of Control.

If the Participant dies before receiving his/her award, the amount due will be paid to the designated beneficiaries on file with the Company and, in the absence of such designation, to the Participant’s estate.

All payment awards shall be reduced by amounts required to be withheld for taxes at the time payments are made.

X.	CHANGES TO TARGET

The Board of Directors, at any time prior to the final determination of awards, may consider changes to the performance measures, targets, and payout ranges used for incentive purposes, such that if, in the judgment of the Board of Directors, such change(s) is/are desirable in the interests of equitable treatment of the Participants and the Company as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisitions, or reorganization. The Chief Executive Officer shall implement such changes(s) for immediate incorporation into the Plan.
XI.	A Participant shall be entitled to payment of a partial Financial Award if, prior to the end of such Fiscal Year, a Participant:
•	Dies

•	Becomes permanently disabled

•	Transfers to a position with a salary grade not eligible for participation in the Plan

•	Enters military service

•	Takes an approved leave of absence

•	Is appointed or elected to public office

•	Is terminated due to position elimination
provided that the Participant was an active employee for a minimum of 90 consecutive calendar days during such Fiscal Year. Such partial awards shall be paid at the time when payments of awards for such Fiscal Year are made to active Participants.
Participants hired, or who otherwise become eligible to participate hereunder, during the course of a Fiscal Year and who are employed through the end of such Fiscal Year shall be eligible for a pro-rated award based on their Base Salary during such Fiscal Year and length of eligible service prior to the end of the Fiscal Year so long as the Participant was in a bonus eligible position for at least 90 days.
XII.	FORFEITURE OF BONUS

Except as provided in Section X, no Participant who ceases to be an employee of the Company prior to the payment date of the award shall be entitled to any Financial Award under this Plan for such Fiscal Year unless the Chief Executive Officer in consultation with the Board of Directors determines otherwise.

XII.	ADMINISTRATION

This Plan shall be administered by the Vice President, General Counsel of National Energy Group, Inc., subject to the control and supervision of the Chief Executive Officer and the Board of Directors of National Energy Group, Inc.
In the event of a claim or dispute brought forth by a Participant, the decision of the Chief Executive Officer as to the facts in the case and the meaning and intent of any provision of the Plan, or its application, shall be final and conclusive.
XIII.	NO EMPLOYMENT CONTRACT; FUTURE PLANS

Participation in this Plan shall not confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate any Participant’s employment at any time. The Company is under no obligation to continue the Plan in future Fiscal Years.

XIV.	AMENDMENT OR TERMINATION

The Board of Directors of the Company may at any time, or from time to time, (a) amend, alter or modify the provisions of this Plan, (b) terminate this Plan, or (c) terminate the participation of an employee or group of employees in this Plan; provided, however, that in the event of the termination of this Plan or a termination of participation, the Company shall provide notification to the affected participants, as soon as practicable, outlining the extent of the Plan termination or Participant termination in the Plan and the calculation of the partial awards to be granted to the affected Participant(s) for the portion of the Fiscal Year during which such employee(s) were Participants in this Plan, in a manner in which the Company, in its sole judgment, determines to be equitable to such Participants and the Board of Directors of the Company.

XV.	GENERAL PROVISIONS
A.	No right under the Plan shall be assignable, either voluntarily or involuntarily by way of encumbrance, pledge, attachment, level or charge of any nature (except as may be required by state or federal law).

B.	Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Participant, beneficiary or other person shall have any right, title or interest in any amount awarded under the Plan prior to the close of the Fiscal Year, or in any property of the company or its subsidiaries.

February 1, 2006	/s/ Bob G. Alexander

Final Approval Date	Chief Executive Officer

Exhibit A
Management Incentive Plan
Computation of MIP Amounts
The Position Level shall determine the potential bonus (both cash and banked.) Table I below provides the bonus award limits for each position level.

			Bonus			Bonus
	Bonus Award at		Award at	Target Bonus (Plan +		Award at	Bonus at Plan + 50% or
TABLE I	Plan		Plan +	15%)		Plan +	more
	Cash	Bank	(5-14%)	Cash	Bank	(16-49%)	Cash	Bank

Position Level I.	27.5%	13.75%		40%	20%		66%	33%
Position Level II.
II-A	18%	9%	(See Table II)	30%	15%	(See Table II)	49%	24.5%
II-B	15%	7.5%		25%	12.5%		41%	20.5%
Position Level III.
III-A	15%	7.5%		25%	12.5%		41%	20.5%
III-B	10%	5%		16%	8%		25%	12.5%
Table II

Company
Goals	Position Level I			Position Level II-A			Position Level II-B & Level III - A			Position Level III-B
Achieved
	TOTAL	CASH	BANK	TOTAL	CASH	BANK	TOTAL	CASH	BANK	TOTAL	CASH	BANK
95%—104.99%	41.25%	27.50%	13.75%	27.00%	18.00%	9.00%	22.50%	15.00%	7.50%	15%	10%	5%
105— 109.99	48.00%	32.00%	16.00%	32.00%	21.00%	11.00%	27.00%	18.00%	9.00%	18%	12%	6%
110— 114.99	55.50%	37.00%	18.50%	38.00%	25.00%	13.00%	33.00%	22.00%	11.00%	21%	14%	7%
115—119.99	60.00%	40.00%	20.00%	45.00%	30.00%	15.00%	37.50%	25.00%	12.50%	24%	16%	8%
120—124.99	64.50%	43.00%	21.50%	48.00%	32.00%	16.00%	40.00%	27.00%	13.00%	25.5%	17%	8.5%
125—129.99	69.00%	46.00%	23.00%	52.00%	34.50%	17.50%	43.00%	29.00%	14.00%	28.5%	19%	9.5%
130—134.99	73.50%	49.00%	24.50%	56.00%	37.00%	19.00%	46.00%	31.00%	15.00%	30%	20%	10%
135—139.99	79.50%	53.00%	26.50%	60.00%	40.00%	20.00%	50.00%	33.00%	17.00%	31.5%	21%	10.5%
140—144.99	85.50%	57.00%	28.50%	64.00%	43.00%	21.00%	54.00%	35.00%	19.00%	33%	22%	11%
145—149.99	91.50%	61.00%	30.50%	68.50%	46.00%	22.50%	58.00%	38.00%	20.00%	36%	24%	12%
150%	99.00%	66.00%	33.00%	73.50%	49.00%	24.50%	62.50%	41%	20.5%	37.5%	25%	12.5%
		99.0%			73.5%			61.5%			37.5%

Exhibit B
Company’s Financial Targets
Each year the Company in conjunction with the Board of Directors will determine the goals for each of the following Financial Target areas:
•	EBITDA

•	Lease Operating Expense

•	Production

•	Reserve Replacement

Exhibit C
Position Levels:
Level I: Executives
Level II: Technical/Field
Level II — A — Sr. Level Managers/Technicians
Level II — B — Technicians
Level III: Professional/Administrative
Level III — A — Director/Manager
Level III — B — Professional/Exempt

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